             CINERGY CORP.
      SPECIAL PURPOSE SUBSIDIARIES
             BALANCE SHEETS
          AT DECEMBER 31, 1995
                (000's)

                                                PSI              PSI ENERGY
                                          ARGENTINA, INC.     ARGENTINA, INC.      CGE ECK, INC.
ASSETS

CURRENT ASSETS
  Cash and temporary cash investments               $     -             $     -               $   -
  Accounts receivable - net                          17,227
  Prepayments                                           179                   -                   -
                                                     17,406                   -                   -

OTHER ASSETS
  Investment in subsidiaries
  Property and investments - net                                         10,705
  Other                                                 (39)                  -                   -
                                                        (39)             10,705                   -

                                                    $17,367             $10,705               $   -

CAPITALIZATION AND LIABILITIES

COMMON STOCK EQUITY
  Common stock                                      $     -             $     -               $   -
  Equity of subsidiaries
  Paid-in capital                                     9,587              10,705
  Retained earnings (deficit)                         7,223                   -                (475)
    Total common stock equity                        16,810              10,705                (475)

CURRENT LIABILITIES
  Accounts payable                                      190                                     684
  Accrued taxes                                          57                                    (209)
  Other                                                   -                   -                   -
                                                        247                   -                 475

OTHER LIABILITIES
  Deferred income taxes                                 134
  Other                                                 176                   -                   -
                                                        310                   -                   -

                                                    $17,367             $10,705               $   -

NOTE:  The following companies are inactive and thus have no activity to report;
                                        E P EDEGEL, INC.
                                        PSI T&D INTERNATIONAL, INC.
                                        PSI YACYRETA, INC.
                                        PSI POWER RESOURCE DEVELOPMENT, INC.
                                        PSI POWER RESOURCE OPERATIONS, INC.
                                        PSI INTERNATIONAL, INC.
                                        PSI SUNNYSIDE, INC.

NOTE:  Constanera Power Corp was disposed in the 4th quarter.

             CINERGY CORP.
      SPECIAL PURPOSE SUBSIDIARIES
          STATEMENTS OF INCOME
    QUARTER ENDED DECEMBER 31, 1995
                (000's)

                                                PSI              PSI ENERGY
                                          ARGENTINA, INC.     ARGENTINA, INC.      CGE ECK, INC.

OPERATING REVENUES                                   $  111                  $-                 $ -

OPERATING EXPENSES
  Other operation                                       163
  Income taxes                                           77
  Taxes other than income taxes                         140                   -                   -
                                                        380                   -                   -

OPERATING INCOME (LOSS)                                (269)                  -                   -

OTHER INCOME AND EXPENSES - NET
  Income taxes                                       (3,797)                                      3
  Equity in earnings of subsidiaries
  Other - net                                        10,415                   -                 (10)
                                                      6,618                   -                  (7)

INCOME (LOSS) BEFORE INTEREST                         6,349                   -                  (7)

INTEREST                                                  6                   -                   -

NET INCOME (LOSS)                                    $6,343                  $-                $ (7)

NOTE:  The following companies are inactive and thus have no activity to report;
                                        E P EDEGEL, INC.
                                        PSI T&D INTERNATIONAL, INC.
                                        PSI YACYRETA, INC.
                                        PSI POWER RESOURCE DEVELOPMENT, INC.
                                        PSI POWER RESOURCE OPERATIONS, INC.
                                        PSI INTERNATIONAL, INC.
                                        PSI SUNNYSIDE, INC.

NOTE:  Constanera Power Corp was disposed in the 4th quarter.